FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

POWER3 MEDICAL PRODUCTS, INC.
COMMON STOCK PURCHASE WARRANT

1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by POWER3 MEDICAL PRODUCTS, INC., a New York corporation (the “Company”), _____________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., Central Time, on the Expiration Date (as defined below), Three Million Five Hundred Thousand (3,500,000) fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $____ per share, subject to further adjustment as set forth herein. This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on _____________, 2008 (the “Issue Date”).

2. Exercise of Warrants.

2.1 General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise. The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

(b) The provisions of this Section 2.1(b) shall only be applicable (i) prior to the Automatic Conversion Date (as defined below), if, and only if, for any reason on the Exercise Date, there is no effective registration statement naming the Holder as selling stockholder pursuant to which the Holder would be entitled to sell the Warrant Shares on such date, or (ii) on the Automatic Exercise Date (as defined below), whether or not there is an effective Registration Statement covering the Warrant Shares on such date. If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock. For the purposes of this Warrant, the terms (y) “Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise, and (z) “Market Price of the Common Stock” shall mean the VWAP for the Trading Day immediately prior to the Exercise Date.

(c) If the Holder provides on the Notice of Exercise form that the Holder has elected a “cash” exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within ten (10) Trading Days (such third Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date or the Automatic Exercise Date, as the case may be, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(e) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) on the Automatic Exercise Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

2.3 Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date and the Market Price of the Common Stock as of the Expiration Date is greater than the applicable Exercise Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically on the date (the “Automatic Exercise Date”) which is the day immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Trading Day, the immediately preceding Trading Day) as if the Holder had duly given a Notice of Exercise for a “cashless” exercise as contemplated by Section 2.1(b) hereof, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2.3 without any action by the Holder.

2.4 Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(a) “Expiration Date” means the earlier of (i) the Scheduled Expiration Date or (ii) the Accelerated Expiration Date (as defined below).

(b)  “Scheduled Expiration Date” means the date which is the last calendar day of the month in which the seventh anniversary of the Issue Date occurs.

2.5 Accelerated Expiration Date.

  (a) At any time after the date which is six (6) months from the Issue Date, if all, but not less than all, of the Acceleration Conditions (as defined below) are satisfied, during the Accelerated Period (as defined below), the Company, in its sole discretion, may give a written notice (the “Accelerated Expiration Notice”) to the Holder specifying that the rights to exercise all or a specified part of this Warrant will expire on a date (the “Accelerated Expiration Date”) specified in the Accelerated Expiration Notice, provided that the date so specified shall be thirty (30) Trading Days after the date (the “Accelerated Expiration Notice Date”) on which the Company gives of the Accelerated Expiration Notice (but provided that the Holder actually receives such Accelerated Expiration Notice no later than the Trading Day immediately after such notice is given by the Company); provided, however, that if the Holder gives the Company a notice that the exercise of the entire outstanding Warrant, alone or together with any other Warrants held by the Holder which are subject to the same or a similar Accelerated Expiration Notice (each in accordance with its respective terms) would exceed the limits contemplated by Section 2.2 hereof, the Accelerated Expiration Date shall be the date which is six (6) months after the Accelerated Expiration Notice Date (but provided that the Holder actually receives such Accelerated Expiration Notice no later than the Trading Day immediately after such notice is given by the Company). Notwithstanding the foregoing, if the Acceleration Period Conditions (as defined below) are not satisfied during the period (the “Accelerated Period”) commencing on the Accelerated Expiration Notice Date through and including the Accelerated Expiration Date, the Accelerated Expiration Notice shall be deemed cancelled.

(b) The Holder will continue to have the right to exercise this Warrant through and including the Accelerated Expiration Date, as determined in accordance with the provisions, but not thereafter. If the Accelerated Expiration Notice provides that less than all of the outstanding Warrant is subject to such acceleration, any exercise of the Warrant by the Holder on or after the Accelerated Expiration Notice Date shall be applied against such acceleration.

(c) The term “Acceleration Determination Period” means the consecutive twenty (20) Trading Days ending on the Trading Day immediately before the Accelerated Expiration Notice Date.

(d)  The term “Acceleration Conditions” means that, as of the Accelerated Expiration Notice Date, each of (and not less than all of) the following conditions has been satisfied:

(i) there is no Event of Default (as that term is defined in the Debenture, but the existence of such Event of Default shall be determined without regard to the passage of time or the giving of notice or both as may be provided in the Debenture);

(ii) for each Trading Day of the Acceleration Determination Period, the VWAP is at least one hundred fifty percent (150%) of the Exercise Price as in effect on the Issue Date (as the same may be adjusted for adjusted pursuant to the provisions of Section 6 hereof other than pursuant to Section 6.4 hereof);

(iii) the Holder would be eligible to sell all of the Warrant Shares either pursuant to an effective registration statement or pursuant to Rule 144; and

(iv) the Company shall have duly issued, and the Holder shall have timely received, the Accelerated Expiration Notice.

(e) The term “Acceleration Period Conditions” means that, at all times during the Acceleration Period, each of (and not less than all of) the following conditions has been satisfied:

(i) there is no Event of Default (as that term is defined in the Debenture, but the existence of such Event of Default shall be determined without regard to the passage of time or the giving of notice or both as may be provided in the Debenture);

(ii) the Company has issued and delivered to the Holder all Warrant Shares for all Warrant exercises by the Holder within two (2) Trading Days after the relevant Delivery Date; and

(iii) the Holder would be eligible to sell all of the Warrant Shares either pursuant to an effective registration statement or pursuant to Rule 144 and, on the request of the Holder, the Company Counsel issues an opinion to such effect to the Holder and, if relevant, to the Transfer Agent.

3. Reservation of Shares. The Company hereby agrees that, subject to shareholder approval, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “1933 Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

7. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

8. Governing Law, This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

9. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

10. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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15. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 2008

POWER3 MEDICAL PRODUCTS, INC.

By: ________________________________

___________________________________
(Print Name)

___________________________________
(Title)

NOTICE OF EXERCISE OF WARRANT

TO:	POWER3 MEDICAL PRODUCTS, INC.	VIA FAX: (281) 466-1481
3400 Research Forest Drive, Suite B2-3
The Woodlands, TX 77381
Attn: President

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant, dated as of _____________________, 20___, to purchase ___________ shares of the Common Stock, $0.001 par value (“Common Stock”), of POWER3 MEDICAL PRODUCTS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

9  CASH: $   = (Exercise Price x Exercise Shares)

Payment is being made by:
9  enclosed check
9  wire transfer
9  other
9 CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

Net number of Warrant Shares to be issued to Holder : _________*

* based on:  Current Market Value - (Exercise Price x Exercise Shares)
Market Price of Common Stock
where:
Market Price of Common Stock [“MP”]                         = $_______________
Current Market Value [MP x Exercise Shares]  = $_______________

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. The Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

9 via express courier, or

9 by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated: ______________________

____________________________
[Name of Holder]

By: _________________________